 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 1, 2003

FORWARD INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-6669	13-1950672
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

1801 Green Road Suite E
Pompano Beach, Florida 33064
(Address of Principal Executive Offices)

Registrant's Telephone Number, including
area code: (954) 419-9544

(Former Address, if changed since last report)

Item 5 Other Events

            Effective October 1, 2003, the registrant entered into a new Employment Agreement (attached hereto as Exhibit 99.1) with Jerome E. Ball to serve as its Chairman and Chief Executive Officer until December 31, 2005.  Mr. Ball's original Employment Agreement with the registrant, which had previously been extended until December 31, 2004, was cancelled as of the effective date of the new agreement.

            Effective October 1, 2003, the registrant entered into a new Employment Agreement (attached hereto as Exhibit 99.2) with Michael M. Schiffman to serve as its President and Chief Operating Officer until December 31, 2005.  Mr. Schiffman's original Employment Agreement with the registrant was scheduled to expire on December 31, 2003 and was cancelled as of the effective date of the new agreement.

            Effective October 1, 2003, the registrant entered into a new Employment Agreement (attached hereto as Exhibit 99.3) with Douglas W. Sabra to serve as its Chief Financial Officer until December 31, 2005.  Mr. Sabra's original Employment Agreement with the registrant was scheduled to expire on December 31, 2003 and was cancelled as of the effective date of the new agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2003

FORWARD INDUSTRIES, INC.

By: //s// Douglas W. Sabra___________
Name: Douglas W. Sabra
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Exhibit
99.1	Employment Agreement of Jerome E. Ball effective October 1, 2003
99.2	Employment Agreement of Michael M Schiffman effective October 1, 2003
99.3	Employment Agreement of Douglas W. Sabra effective October 1, 2003

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